          Karen Denne
          07/09/2001 03:11 PM


To: Mark Palmer/Corp/Enron@ENRON, Richard Shapiro/NA/Enron@Enron, Steven J Kean /NA/Enron@Enron
cc:

Subject: Transcript of a bizarre and unusual telephone call from the ISO

See attached -- this came up in this morning's call and I asked for the transcript. We need to find out how many trades we did before the price jumped back up. kd

-----------Forwarded by Karen Denne/Corp/Enron on 07/09/2001 03:07 PM-----------

From:     Steve C Hall/ENRON@enronXgate on 07/09/2001 01:29 PM

To: Karen Denne/Corp/Enron@ENRON, Jeff Dasovich/NA/Enron@Enron, James D Steffes/NA/Enron@ENRON, Susan J Mara/NA/Enron@ENRON, Christian Yoder/ENRON@enronXgate, Bill Williams III/ENRON@enronXgate, Tim Belden//ENRON@enronXgate, Richard B Sanders/Enron@enronXgate, gfergus@brobeck.com@SMTP@enronXgate, Alan Comnes/ENRON@enronXgate cc:

Subject: Transcript of a bizarre and unusual telephone call from the ISO

Here is the transcript of the ISO's real-time desk asking Enron real-time trader Ryan Slinger to help the ISO "set" the market-clearing price ("MCP") for replacement energy. The ISO wanted Enron to help set the MCP for replacement energy at $91.86, because the ISO was upset that the MCP had dropped to a penny, and now market participants were buying the ISO's excess energy a penny (after having sold it to the ISO for $91 the day before).

There are two phone calls. The first call is the ISO calling to ask us to help it to set the price. The next call occurs three minutes later and is the ISO calling because we didn't put in the bid. Our trader told the ISO that he had to "talk to his boss" because he "didn't want to do anything wrong."

Note: I have just learned a complicating detail: Coincidentally, our desk did put in a bid for $91.86 for Hour 18, which was what the ISO had requested. However, the bid had been formulated before the ISO called our desk.

Transcription of a telephone conversation between the ISO's Real Time Desk and Enron's Real Time Desk - July 3, 2001. 14:40:50-14:43:38

Enron: Enron, this is David [Porter]

ISO: Hi David. This is Allen at the ISO.

Enron: David: Hi Allen. How ya doing?

ISO: Allen: Hold on one sec. I've got to get something.


                                     ------

day before for day ahead replacement power & amc secs being sold for 91.

In hour ahead mkt price went to 0. ISO was then selling.

                                     ------

ISO called real time desk to get us to put bid in.

                                     ------

Our bid would matter because there were no other sellers (why couldn't they

          Unknown: Stage one at 11.

          ISO: Allen: Hey, I'm on the hour-ahead desk. Did you guys put a bid in?

          Enron: David; Yes, hang on one second Allen.

          ISO: Allen: Yeah.

          Enron: Ryan: This is Ryan [Slinger].

          ISO: Allen: Hey Ryan, this is Allen at the ISO hour ahead.
          Did you guys put a trade in, replacement, [energy]? Not trade, but a bid?

          Enron: Ryan: For which hour, for hour 15?

          ISO: Allen: For hour 16?

          Enron: Ryan: For hour 16, correct.

          ISO: Allen: Can you guys continue to put the price at that?

          Enron: Ryan: At what? At $91.86?

          ISO: Allen: Yes

          Enron: Ryan: Um,....

          ISO: Allen: This isn't on a recorded line, but we wanted to do that because of some of the things that we are seeing. It would be good to keep it [the Market Clearing Price for Replacement Energy] at a higher price. It doesn't matter how many megawatts you put it at, but we want to clear it at a higher price.

          Enron: Ryan: Wait, you said we're not on a recorded line, or we are?

          ISO: Allen: We're not. No, we're not, okay. We already talked to the day-ahead research guy and myself, but we saw you guys clear at $91 and we wanted you, if it's possible to continue to set that, whether it's 20 MW or whatever you want to put in there.

          Enron: Ryan: Okay, um...

          ISO: Allen: We want to clear it at that because of some issues we are seeing as far as others that are taking advantage of the market

          Enron: Ryan: Oh yeah. Because it had been clearing like at $100, hadn't it?

          ISO: Allen: Not replacement.

          Enron: Ryan: Oh, not replacement?

          ISO: Allen: No. What happened is that we bought it back....see, the day-ahead was purchased at like $100 and then what happened is that the hour-ahead... a bunch of these people were buying it back for a penny over the [inter] ties. They were faking it. So we wanted to keep the price up high.

          Allen and Ryan: Unintelligible.

          Enron: Ryan: So they were selling it, oh, in the day ahead, and buying it back...

          ISO: Allen: Buying like 60 bucks... trying to make money off of it, then basically they are trying to buy it back at a penny.

          Enron: Ryan: Oh, that's ridiculous.

          ISO: Allen: That's really ticking us off and right now

          Enron: Ryan: That to me signals, that's probably Powerex, isn't it?

          ISO: Allen: There's about four of them right now.

          Enron: Ryan: Shit.

          ISO: Allen: And for the day-ahead for tomorrow, we didn't, we didn't, we took them out. Basically, we're not allowing anything over the ties.

          Enron: Ryan: I didn't submit one for 17 or..

          ISO: Allen: That's fine. They'll probably go to a penny and they'll probably get excited and do a bunch, and We'll hopefully cut them off if you can get the next price and the next market at 80 and 91.

          Enron: Ryan: Okay. All right. Well, I'll see what I can do.

          ISO: Allen: I appreciate it. It's actually in the best interest for the State and the ISO [with] what these guys are doing, so we are trying to put a stop to it.

          Enron: Ryan. Okay.

          ISO: Allen. Thanks, bye.

          Transcript of a telephone conversation between the ISO's Real Time Desk and Enron's Real Time Desk - July 3, 2001, 14:46:55 - 14:47:40 (3 minutes later)


          Enron: This is Ryan.

          ISO: Hey Ryan, its Allen

          Enron: Ryan: Yeah.

          ISO: Allen: Hey, did you put it in for the next hour?

          Enron: Ryan: For hour 16?

          ISO: Allen: Yeah, no, they already ran 17.

          Baron: Ryan; Oh. I didn't do 17, no.

          ISO: Allen: Well, see, we're gonna run, we're gonna run 18 coming up here in the next fifteen minutes.

          Enron: Ryan: Okay.

          ISO: Allen: If you have any questions, let me know. I hope you know this is me from the ISO. I don't know if you think I'm somebody else but you can call me at the hour-ahead desk.

          Enron: Ryan: Well, I mean. I'm talking to my boss right now as far as, because of, you know, I don't want to be doing anything that's wrong.

          ISO: Allen: Yeah...

          Enron: Ryan: Even if it is helping you guys out, if it's wrong, I can't do it.

          ISO: Allen: I know, but if you continue to bid in at, um, the market, that's the best thing to do. For replacement. All right.

          Enron: Ryan: Okay, I'll see what I can do.

          ISO: Allen: Thanks, man.